Exhibit 99.1

Tidewater Inc. 842 West Sam Houston Parkway North, Suite 400 Houston, TX 77024, USA +1.713.470.5300

TIDEWATER ANNOUNCES COMPLETION OF SWIRE PACIFIC OFFSHORE ACQUISITION

HOUSTON, April 22, 2022 - Tidewater Inc. (NYSE: TDW) (the “Company”) today announced the completion of its acquisition of Swire Pacific Offshore Holdings Limited (“SPO”), a subsidiary of Swire Pacific Limited (HKSE: 0019.HK and 0087.HK), effective April 22, 2022. The completion of the SPO acquisition adds 50 vessels to the fleet and creates the world’s leading OSV operator.

Quintin Kneen, Tidewater’s President and Chief Executive Officer, commented, “We are pleased to announce the closing of this acquisition and we are excited to welcome our new employees and customers to Tidewater. This acquisition marks the completion of another important milestone in the strengthening of Tidewater’s leadership position in the OSV industry as we capitalize on the recovery of the offshore vessel market.”

About Tidewater

Tidewater owns and operates one of the largest fleets of offshore support vessels in the industry, with more than 65 years of experience supporting offshore energy exploration, production, generation and offshore wind activities worldwide.

Forward-Looking Statements

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Tidewater notes that certain statements set forth in this press release contain certain forward-looking statements which reflect our current view with respect to future events and future financial performance. Forward-looking statements are all statements other than statements of historical fact. All such forward-looking statements are subject to risks and uncertainties, many of which are beyond the control of the Company, and our future results of operations could differ materially from our historical results or current expectations reflected by such forward-looking statements. Investors should carefully consider the risk factors described in detail in the Company’s most recent Form 10-K, most recent Form 10-Q, and in similar sections of other filings made by the Company with the SEC from time to time. The Company’s filings can be obtained free of charge on the SEC’s website at www.sec.gov. Except to the extent required by law, the Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained in this press release to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements and written and oral forward-looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports filed by the Company with the SEC.

Contacts

Tidewater Inc.

West Gotcher

Vice President,

Finance and Investor Relations

+1.713.470.5285

SOURCE: Tidewater Inc.